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                                                                    EXHIBIT 23.3

         [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL APPEARS HERE]


                                August 15, 1996



     Muldoon, Murphy & Faucette
     5101 Wisconsin Avenue, N.W.
     Washington, DC  20016

     Ladies and Gentlemen:

               We hereby consent to the references to this firm and our opinions in the Registration Statement on Form S-1 by Roslyn Bancorp, Inc. and all amendments thereto, the Application for Conversion on the Form 86-AC filed by The Roslyn Savings Bank (the "Bank") and all amendments thereto, and the Notice and Application for Conversion for The Roslyn Savings Bank, Roslyn, New York filed by The Roslyn Savings Bank filed with the Federal Deposit Insurance Corporation and all amendments thereto, relating to the conversion of the Bank from a New York chartered mutual savings bank to a New York chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to Roslyn Bancorp, Inc., a holding company formed for such purpose, and the offering of Roslyn Bancorp, Inc.'s common stock.

                                            Very truly yours,

                                  /s/ Morris, Nichols, Arsht & Tunnell